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                                  Exhibit 21.1
                          Subsidiaries of the Registrant

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NAME                                        STATE OF INCORPORATION
---------------------------------------     ----------------------
CompuCredit Funding Corp.                   Nevada
CompuCredit Acquisition Corporation         Nevada
CompuCredit Acquisition Funding Corp.       Nevada
CompuCredit Acquisition Funding Corp. III   Nevada
CompuCredit Services Corporation            Nevada
AspireCard.com, Inc.                        Georgia
CompuCredit Reinsurance Ltd.                Turks and Caicos

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